UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2005

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2005, Netopia, Inc. (the “Company”) and J. Francois Crepin entered into an Indemnification Agreement (the “Agreement”). As disclosed in this Current Report on Form 8-K, effective November 15, 2005, the Board of Directors of the Company elected Mr. Crepin as a member of the Board of Directors. The Agreement provides that the Company will indemnify Mr. Crepin to the maximum extent authorized by the Company’s Bylaws and Section 145 of the Delaware General Corporation Law, as amended, if, by reason of his position as a director of the Company, he is, or is threatened to be made, a party to or participant in any proceeding, including lawsuits, actions, investigations, inquiries or otherwise as defined in the Agreement. The Agreement is in substantially the same form as the other indemnification agreements currently in place between the Company and its directors and executive officers. A copy of the Agreement is attached as Exhibit 10.7 and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2005, the Board of Directors of Netopia, Inc. elected J. Francois Crepin as a member of the Board of Directors, effective November 15, 2005. Mr. Crepin has not been appointed to any committee of the Board of Directors at this time. There are no transactions or proposed transactions to which Netopia, Inc. was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Crepin had, or will have, a direct or indirect material interest. A copy of the press release announcing the appointment is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description
10.7	Indemnification Agreement dated November 15, 2005 between Netopia, Inc. and J. Francois Crepin

99.1	Press Release dated November 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: November 15, 2005	By:	/s/ CHARLES CONSTANTI
Charles Constanti
Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.7	Indemnification Agreement dated November 15, 2005 between Netopia, Inc. and J. Francois Crepin

99.1	Press Release dated November 15, 2005